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                  SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D. C.  20549



                               FORM 8-K



                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 27, 1995


                          SCANA Corporation
        (Exact name of registrant as specified in its charter)



        South Carolina            1-8809               57-0784499
(State or other jurisdiction    (Commission          (IRS Employer
  of incorporation)              File Number)     Identification No.)



1426 Main Street, Columbia, South Carolina                   29201
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code (803) 748-3000




     (Former name or former address, if changed since last report.)



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Item 5.  Other Events.


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

As approved by the Board of Directors of SCANA Corporation on April 27, 1995, effective at the close of business
May 11, 1995, each issued and unissued share of SCANA Corporation common stock, no par value, will be split 100%.
Accordingly, the authorized number of shares of common stock, will be increased to 150,000,000 from 75,000,000 and the number of issued and outstanding shares, as of December 31, 1994, adjusted for the split, will be 96,035,020 instead of 48,017,510.  The weighted average number of common shares outstanding and earnings per weighted average share of common stock will be restated for the 100% stock split as shown in the table below.


                                                    As Previously                     As Adjusted for
                                                       Reported                       100% Stock Split
                                              1994       1993        1992         1994      1993      1992
Net Income (Thousands of Dollars)          $151,199    $167,981   $117,590     $151,199  $167,981  $117,590

Weighted Average Number of                   47,381      45,203     41,475       94,762    90,406    82,950
  Common Shares Outstanding
  (Thousands)

Earnings Per Weighted Average                 $3.19       $3.72      $2.84        $1.60     $1.86     $1.42
  Share of Common Stock




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                             SCANA Corporation


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            SCANA Corporation
                                               (Registrant)




April 28, 1995                          By: s/K. B. Marsh
                                            K. B. Marsh, Vice President-
                                            Finance, Secretary and Treasurer





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                              SCANA CORPORATION
                                EXHIBIT INDEX                  Sequentially
                                                                 Numbered
Number                                                            Pages
    1. Underwriting Agreement
       Not Applicable

    2. Plan of Acquisition, Reorganization, Arrangement,
       Liquidation or Succession
       Not Applicable

    4. Instruments Defining the Rights of Security
       Holders, Including Indentures (Filed herewith)...........    5

   16. Letter Re Change in Certifying Accountant
       Not Applicable

   17. Letter Re Director Resignation
       Not Applicable

   20. Other Documents or Statements to Security Holders
       Not Applicable

   23. Consents of Experts and Counsel
       Not Applicable

   24. Power of Attorney
       Not Applicable

   27. Financial Data Schedule
       Not Applicable

   99. Additional Exhibits
       Not Applicable


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